SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT (this "Agreement"), dated as of June 17, 1999, by and among Southern Pacific Funding Corporation ("SPFC"), Norwest Bank Minnesota, National Association, solely in its capacity as trustee for the Transactions, as defined below (the "Trustee"), MBIA Insurance Corporation ("MBIA"), and THE Goldman Sachs GROUP, INC. (the "Purchaser"), recites and provides as follows:

                              W I T N E S S E T H:

         WHEREAS, the Trustee serves as trustee and MBIA acts as certificate insurer, with respect to each of the following series of Southern Pacific Secured Assets Corp., Mortgage Asset-Backed Pass-Through Certificates securitization transactions (the "Insured Transactions"): Series 1996-4, Series 1997-1, Series 1997-3, Series 1997-4, Series 1998-1 and Series 1998-2;

         WHEREAS, the Trustee serves as trustee with respect to each of the following securitization transactions (the "Non-Insured Transactions", and together with the Insured Transactions, the "Transactions"): Southern Pacific Secured Assets Corp. Mortgage Asset-Backed Pass-Through Certificates, Series 1997-2 and Southern Pacific Home Loan Trust Collateralized Asset-Backed Notes, Series 1998-H1;

         WHEREAS, MBIA acts as certificate insurer with respect to the following series of Southern Pacific Secured Assets Corp. Mortgage Asset-Backed Pass-Through Certificates securitization transactions for which the Trustee does not serve as trustee (the "Additional Insured Transactions"): Series 1995-1, Series 1995-2, Series 1996-1, Series 1996-2, and Series 1996-3;

         WHEREAS, the trust related to each of the Transactions and each of the Additional Insured Transactions (each, a "Trust") has been established pursuant to the terms of a Pooling and Servicing Agreement or an Indenture and is serviced pursuant to an agreement identified on Schedule 1 hereto (collectively, the "Pooling and Servicing Agreements");

         WHEREAS, SPFC commenced a case under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") on October 1, 1998 (the "Chapter 11 Case") in the United States Bankruptcy Court for the District of Oregon (the "Bankruptcy Court");

         WHEREAS, on June 3, 1999, SPFC proposed its second amended Chapter 11 plan (the "Plan") that provides for the assumption of the Pooling and Servicing Agreements under Section 365(b) of the Bankruptcy Code and the sale of newly issued common stock of SPFC to the Purchaser (such sale of stock to the Purchaser pursuant to the Plan, the "Acquisition");

         WHEREAS, the Trustee and MBIA assert that SPFC has failed to repurchase certain Mortgage Loans owned by the Trusts as to which various alleged breaches of representations or warranties materially and adversely affecting the value of such mortgage loans have occurred and have not been cured (collectively, the "Breaches"), and the Trustee and MBIA further assert that SPFC has the obligation under Section 365(b) of the Bankruptcy Code to cure such defaults by repurchasing the related Mortgage Loans in accordance with certain of the Pooling and Servicing

Agreements contemporaneously with the assumption of those the Pooling and Servicing Agreements;

         WHEREAS, SPFC has not repurchased the Mortgage Loans affected by the Breaches, but asserts that its failures to repurchase such Mortgage Loans do not constitute defaults under the Pooling and Servicing Agreements, but, at most, constitute defaults under the related mortgage loan purchase agreements identified on Schedule 2 hereto (the "Mortgage Loan Purchase Agreements");

         WHEREAS, SPFC intends to reject the Mortgage Loan Purchase Agreements, Insurance Agreements and the indemnification agreements associated with the Insurance Agreements (the "Indemnification Agreements"), and SPFC contends that the Trustee's claims for the repurchase price of the Mortgage Loans affected by the Breaches, as set forth in the proofs of claim filed by the Trustee (collectively, the "Trustee's Proofs of Claim"), constitute no more than general unsecured claims, to the extent such claims are allowed, and should be treated as such under the Plan;

         WHEREAS, MBIA and the Trustee assert certain rights and remedies against SPFC in respect of various defaults under the terms of certain of the Insurance Agreements, Mortgage Loan Purchase Agreements and Pooling and Servicing Agreements and various rights of consent to the appointment of any subservicer or successor master servicer; and

         WHEREAS, the Parties hereto have agreed to resolve certain issues arising from the proposed assumption of the Pooling and Servicing Agreements under the Plan upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1.  Definitions.  Except as  otherwise  expressly  provided  herein or
             -----------
unless the context otherwise requires, capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreements. In addition, the following terms shall have the following definitions:

             (a) "Closing Date" shall mean the date on which the Acquisition is consummated.

             (b) "Confirmation Order" shall mean the order of the bankruptcy court confirming the Plan and approving the settlement contained in this Agreement.

             (c) "Final Order" shall mean an order or judgment entered by a court of competent jurisdiction, including without limitation the Bankruptcy Court, that (i) has not been reversed, stayed, modified or amended, (ii) is not the subject of a pending appeal or motion for review or reconsideration, (iii) has not been and may no longer be appealed from or otherwise reviewed or reconsidered, and (iv) is final and non-appealable in accordance with applicable law, including without limitation Rule 8002 of the Federal Rules of Bankruptcy Procedure.

             (d) "Excess Loss" shall mean, with respect to a Trust, any loss, whenever incurred, that would be allocated, in accordance with the applicable Pooling and Servicing Agreement, to any of the Class A Certificates or Notes related to such Trust absent any payment under any Certificate Insurance Policy, which is to say the amount of any loss incurred by a Trust in excess of the amount of available credit support for the related Class A Certificates or Notes (including credit support represented by any related Residual Interests excess cashflow or overcollateralization, but excluding payments and rights to payment under any Certificate Insurance Policy).

             (e) "Liquidating Trust" shall mean the liquidating trust created by the Plan for the benefit of SPFC's creditors.

             (f) "Reorganized   SPFC"  shall  mean  Southern  Pacific  Funding
         Corporation on and following the effective date of the Plan, and shall exclude the Liquidating Trust.

             (g) "Residual Interests" shall mean, with respect to a Trust, any Class R Certificates, uninsured interest-only securities or any and all other economic interests in the Trust that are uninsured and are subordinated in right of payment to the related Class A Certificates or Notes.

             (h) "Series 1998-H1 Servicing Agreement" shall mean the Servicing Agreement dated as of June 1, 1998 between SPFC and Southern Pacific CMN Trust Series 1998-H1.

             (i) "SPFC" shall mean Southern Pacific Funding Corporation prior to the effective date of the Plan and shall exclude Reorganized SPFC.

         2.  Critical Exceptions.
             -------------------
             (a) Critical Exception Mortgage Loans. Certain of the Breaches arise from deficiencies in the contents of the related Mortgage Files that the parties agree are critical to the effective realization of value in the related Mortgage Loans by the Trust (the "Critical Exceptions"). The following constitute Critical Exceptions: (i) missing or incomplete original Mortgage Notes and (ii) missing or incomplete recorded assignments of Mortgages or other security instruments related to the Mortgage Loans to the Trustee. The Mortgage Loans as to which a Critical Exception exists as of the date hereof (collectively, the "Critical Exception Mortgage Loans") are identified on Schedule 3 hereto.

             (b) Amendment of Pooling and Servicing Agreements. To address such of the Critical Exceptions as may be cured by such actions, SPFC shall prepare such amendments to the Pooling and Servicing Agreements as may be necessary and appropriate to provide for the following changes to the terms of certain of the Pooling and Servicing Agreements: (i) to permit delivery of a copy of an executed Mortgage Note together with a lost note affidavit in form and substance acceptable to the Trustee in lieu of delivery of the original Mortgage Note and (ii) to allow for delivery of an Opinion of Counsel that recordation of an Assignment Of Mortgage to a Trust is not required under applicable law to protect the Trust's interest in the related Mortgage Loan. Prior to the entry of the Confirmation Order, SPFC shall cause such amendments to be prepared and delivered to the Trustee and MBIA for signature along with all legal opinions, consents, confirmations of ratings and any and all other documents necessary to amend each applicable Pooling and Servicing Agreement. The Trustee and MBIA, as applicable, will enter into such amendments, provided the terms of such amendments are satisfactory to the Trustee and MBIA, as applicable, and all conditions to the effectiveness of such amendments have been satisfied. As to each Critical Exception which is to be cured by recordation of an assignment of mortgages to the Trustee, SPFC shall submit the assignment to the applicable recording office prior to the Closing Date.

             (c) Repurchase Obligations. On or before the Closing Date, SPFC or the Liquidating Trust, as successor to SPFC, agrees to repurchase each Critical Exception Mortgage Loan for which the related Critical
         Exception in the reasonable judgment of the Trustee and MBIA, if applicable, has not either been (i) cured as of such date (or, in the judgment of the Trustee, MBIA, and the Purchaser) adequate steps to cure the Critical Exceptions are being taken and, in any event, such cure is completed within six months of the Closing Date); or (ii) effectively avoided by the amendments to the applicable Pooling and Servicing Agreement. If, at any time after the Closing Date, the
         Trustee and MBIA, on the one hand or Purchaser, on the other hand, conclude, in their reasonable judgment, that a Critical Exception identified for cure on the Closing Date is not likely to be cured within the six-month period after the Closing Date, SPFC (or the Liquidating Trust as successor) will repurchase the related Critical Exception Mortgage Loan within 10 business days after notice and demand for repurchase. Such repurchase will be effected in accordance with the terms of the applicable Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement by payment to each related Trust of the full amount of the purchase price (as defined by the applicable Mortgage Loan Purchase Agreement or other document related to the Trust) in immediately available funds for each related Critical Exception Mortgage Loan.

         3.  Non-Critical Exceptions.
             -----------------------
             (a) Non-Critical Exception Loans. Certain of the Breaches arise from deficiencies in the contents of the related Mortgage Files that do not constitute Critical Exceptions (the "Non-Critical Exceptions"). Reorganized SPFC shall cause the Master Servicer or any Subservicer of the related Trust, in accordance with Accepted Servicing Practices, to cure any and all Non-Critical Exceptions in the ordinary course of the Master Servicer's or the Subservicer's servicing of the related Mortgage Loans.

             (b) Exception Losses. If the Master Servicer or any Subservicer fails to cure a Non-Critical Exception and the Master Servicer, the Subservicer, the Trustee or any successor servicer is unable to complete foreclosure proceedings in respect of any Mortgage Loan after the Closing Date as to which a Non-Critical Exception exists, a loss (an "Exception Loss") in the amount of the then outstanding principal balance of the related Mortgage Loan plus accrued interest thereon and any unreimbursed servicing advances will be allocated pursuant to the terms of the related Pooling and Servicing Agreement. If the allocation of any loss pursuant to the terms of any Pooling and Servicing Agreement would result in an Excess Loss, Reorganized SPFC shall deposit to the related Trust, in immediately available funds, the full amount of any such Excess

         Loss; provided, however, that Reorganized SPFC's obligation (the "Exception Loss Coverage Obligation") to cover Excess Losses under this Section with respect to a particular Trust shall not exceed the aggregate amount of Exception Losses actually incurred in respect of such Trust following the Closing Date and provided, further, that the aggregate amount of Reorganized SPFC's Exception Loss Coverage Obligation will not exceed the following: (i) $5 million with respect to the Insured Transactions or (ii) $1.7 million with respect to the Non-Insured Transactions.

             (c) Exception Loss Reporting. Reorganized SPFC shall assure that the Master Servicer or Subservicer with respect to each Trust shall provide the Trustee and MBIA with a monthly mortgage loan liquidation report, on a loan-by-loan basis, detailing the amount of any loss incurred in respect of each liquidated Mortgage Loan. Any liquidated Mortgage Loan with a Non-Critical Exception for which no net proceeds are realized as a result of such liquidation will be presumed to have incurred an Exception Loss unless the Master Servicer provides or causes the related Subservicer to provide to the Trustee and MBIA an Officers' Certificate certifying that, in the good faith business judgment of the Master Servicer or (to the extent provided by the Subservicer) the related Subservicer, the loss incurred with respect to such liquidated Mortgage Loan did not result from an inability to complete foreclosure proceedings with respect to such Mortgage Loan and detailing the basis for that determination.

         4.  Phantom Loans.
             -------------
             (a) Phantom Loan Breaches. Certain of the Breaches (the "Phantom Loan Breaches") arise from Mortgage Loans that SPFC contends were de-funded prior to sale to the Trust, were sold to another person or entity, or otherwise were not effectively transferred to the related Trusts (the "Phantom Loans"). The Phantom Loans are identified on
         Schedule 4 hereto.
         ----------
             (b) Repurchase of Phantom Loans. On the Closing Date, SPFC (or the Liquidating Trust, as successor) shall deposit to each applicable Trust, in immediately available funds, an amount (the "Phantom Loan Repurchase Amount") with respect to each Phantom Loan equal to the sum of the purchase price and the amount of unreimbursed advances related to such Phantom Loan, each as specified in Schedule 4 hereto. Upon
                                                        ----------
         deposit of the Phantom Loan Repurchase Amount for a Phantom Loan to the related Trust, SPFC, as Master Servicer (or the Liquidating Trust as successor), shall be entitled to reimbursement from the Trust of the amount of unreimbursed advances related to such Phantom Loan, as specified on Schedule 4 hereto. The parties agree that, notwithstanding
                      ----------
         the terms of the Pooling and Servicing Agreement or Mortgage Loan Sale Agreement related to the Trust, the obligation of SPFC (or the Liquidating Trust as successor) to deposit the Phantom Loan Repurchase Amount for each Phantom Loan to the related Trust satisfies SPFC's (or the Liquidating Trust's as successor) repurchase obligation with respect to the Phantom Loans, and SPFC (or the Liquidating Trust as successor) shall have no rights of reimbursement for any advances in respect of any Phantom Loan other than the rights under this Section; and Reorganized SPFC shall have no rights of reimbursement for any advances in respect of any Phantom Loan.

         5.  Oceanmark Loans.
             ---------------
             (a) Oceanmark Claims. Certain of the Breaches arise as a result of claims made and issues related to litigation commenced by Oceanmark Bank, F.S.B. ("Oceanmark") in Florida state court styled Oceanmark Bank F.S.B. v. Norwest Bank Minnesota, N.A. and Advanta Mortgage Corp., U.S.A., Case No. 98-20426, and Oceanmark Bank F.S.B. v. Bankers Trust Company of California N.A. and Advanta Mortgage Company, Case No. 98-20427 (together with all pending litigation in the Bankruptcy Court related to the same subject matter, the "Oceanmark Cases"), in which Oceanmark asserts ownership of and/or entitlement to or encumbrances on certain Mortgage Loans identified on Schedule 5 hereto (collectively, the "Oceanmark Loans").

             (b) Oceanmark Loans Obligation. In the event that any of the Oceanmark Loans is determined in a Final Order issued by a court of competent jurisdiction to be owned or otherwise encumbered by Oceanmark and (i) such Final Order requires reconveyance to Oceanmark of any such loan, or (ii) such Final Order awards Oceanmark money damages against the Trustee or a Trust in respect of any such loans, Reorganized SPFC shall promptly pay to the Trustee an amount equal to the amount necessary to permit the Trustee to honor such reconveyance obligation and/or the amount of damages set forth in the Final Order, provided that, such amount shall not exceed, with respect to the Oceanmark Loans for which reconveyance and/or damages were awarded, (A) the aggregate principal balances as of the Cut-off Date for the Oceanmark Loans to which the Final Order relates plus any premium as determined from the Final Order, plus (B) interest calculated for each such loan at the related note rate thereon from the Cut-off Date to the date of payment pursuant to the Final Order. In addition, Reorganized SPFC agrees to reimburse directly all out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) reimbursable to the Trustee or the Trust pursuant to the terms of the related Pooling and Servicing Agreement with respect to the Oceanmark Cases. Upon demand of Trustee, Reorganized SPFC shall remit to the Trustee or deposit to the related Trust any amount payable hereunder in immediately available funds. The Trustee agrees to provide written notice to MBIA and Purchaser of any claim for payment hereunder, which notice shall include the identification of the Oceanmark Loans related to such claim and the amount of the claim. The parties agree, notwithstanding the terms of the Pooling and Servicing Agreement or Mortgage Loan Sale Agreement related to the applicable Trust, the obligation of Reorganized SPFC under this Section 5(b) satisfies Reorganized SPFC's obligations with respect to such Oceanmark Loan and neither the Trustee nor MBIA shall have any further rights against SPFC, Reorganized SPFC, or the Purchaser in respect thereof, except as contemplated by Section 6.

             (c) SPFC hereby instructs Purchaser and Reorganized SPFC, that in the event that SPFC (or the Liquidating Trust as successor) shall fail to pay any amount owing to the Trustee pursuant to this Section (after application of amounts paid pursuant to Section 6), Reorganized SPFC shall pay to the Trustee all amounts due to be paid to Liquidating Trust by Reorganized SPFC pursuant to the Cash Flow Instrument to be issued by Reorganized SPFC to Liquidating Trust as Holder on the Closing Date until all amounts due to the Trustee under this Section have been paid.

         6.  Guaranty of Performance; Appointment of Subservicer; Forbearance.
             ----------------------------------------------------------------
             (a) Purchaser Guaranty. Subject to and conditioned upon the closing of the Acquisition, Purchaser hereby guarantees the full and prompt payment of all amounts required to be paid by Reorganized SPFC pursuant to Section 5(b) of this Agreement, excluding any amounts payable with respect to premium, if any. The Purchaser's guaranty hereunder is a guaranty of payment, not of collection, and Purchaser hereby expressly waives any right to require that demand be made (other than the demand for payment contemplated by Section 5(b)) or any action be brought against Reorganized SPFC as a condition to Purchaser's obligation under this guaranty.

             (b) Appointment of Subservicer. Reorganized SPFC agrees to use its reasonable best efforts promptly to appoint a Subservicer acceptable to the Trustee and MBIA, in their sole and absolute discretion, as subservicer (the "Subservicer") with respect to each Trust for which Reorganized SPFC acts as Master Servicer. Reorganized SPFC shall enter into a Subservicing Agreement with such Subservicer (the "Subservicing Agreement"), which Subservicing Agreement shall comply with the requirements of the related Pooling and Servicing Agreements and shall provide for the transfer of servicing in respect of all related Mortgage Loans for which Reorganized SPFC acts as Master Servicer. The Subservicing Agreement shall be executed and effective no later than September 30, 1999. In addition, "good-bye letters" notifying borrowers of the transfer of servicing to the Subservicer shall be mailed no later than September 30, 1999, and the transfer of servicing of all related Mortgage Loans to the Subservicer shall be completed no later than October 31, 1999. The Trustee and MBIA agree that Ocwen Financial Corporation ("Ocwen Financial") and Ocwen Federal Bank FSB ("Ocwen Bank") each shall constitute an acceptable Subservicer, and consent to the appointment of either as Subservicer pursuant to the terms of the Pooling and Servicing Agreements. The Trustee and MBIA further consent to the retention by the Master Servicer or any Subservicer of Fannie Mae to provide management and liquidation services with respect to any mortgaged property, ownership of which is acquired by a Trust.

             (c) Forbearance. Each of the Parties acknowledges and agrees that one or more Events of Default have occurred and are continuing under
         Section 7.01(vii), (viii) or (ix) of the Pooling and Servicing Agreements (or Section 6.01(v), in the case of the Series 1998-H1 Servicing Agreement). The Trustee and MBIA hereby agree, upon the satisfaction of all Conditions Precedent under Section 10 of this Settlement Agreement, to forbear from enforcing their respective rights and remedies against each of SPFC and Reorganized SPFC or any successor, as Master Servicer, with respect to (A) any Events of Default which may have previously occurred or which may occur in the future under Section 7.01(iii) of the Pooling and Servicing Agreements with respect to any breach of a representation or warranty of the Master Servicer contained in Section 3.01(c) or of the Master Servicer's covenants in Sections 5.08, 5.17 and 5.22 of the Pooling and Servicing Agreements, Section 7.01 (vi) (with respect to the Chapter 11
         Case), (vii), (viii) or (ix) of the Pooling and Servicing Agreements, or (B) any Servicing Defaults which may have previously occurred or which may occur in the future under Section 6.01(ii) of the Series 1998-H1 Servicing Agreement with respect to any breach of a representation or warranty of the Master Servicer or of the Master Servicer's covenants in Sections 2.03, 3.09, 3.15, and 3.16 of the Series 1998-H1 Servicing Agreement or Section 6.01(v) of the Series 1998-H1 Servicing Agreement, for so long as the following conditions are met:

                  (i) a Subservicer  is appointed and  performing as provided in this Section;

                  (ii) Reorganized  SPFC, as Master  Servicer,  is in compliance with all other terms and conditions of the Pooling and Servicing Agreements and SPFC and Reorganized SPFC are in compliance with all terms and conditions of this Settlement Agreement;

                  (iii) the Subservicer meets certain financial covenants specified by MBIA, in its sole and absolute discretion, for such Subservicer; provided that, if the Subservicer is either Ocwen Financial or Ocwen Bank, the Subservicer meets the following financial covenants: (A) Ocwen Bank maintains at least "adequately capitalized" status at all times, as defined by its banking regulators, for so long as the Purchaser (or an affiliate) continues to have a substantial economic interest in the Residual Interests for the related Transaction, and, otherwise maintains "well capitalized" status at all times as defined by its banking regulators; (B) if the Subservicer is Ocwen Financial, Ocwen
             Financial provides MBIA with audited financial statements within ninety days after the end of each fiscal year; (C) Ocwen Bank agrees to notify MBIA of the entry of any consent or cease and desist order or similar order or directive issued against Ocwen Bank by any regulator of Ocwen Bank; (D) Ocwen Bank agrees to notify MBIA of any material adverse change in the operations or finances of Ocwen Bank; and (E) if the Subservicer is Ocwen Financial, the performance of all of its obligations as Subservicer are guaranteed by Ocwen Bank;

                  (iv) on and  after the six month  anniversary  of the  Closing
             Date, the Subservicer meets certain resource and procedural criteria derived from Subservicer's published policy and procedures, which criteria shall be specified by MBIA, in its sole and absolute discretion; provided, however, that if the Subservicer is Ocwen Financial or Ocwen Bank, such criteria shall be those selected by MBIA in its sole and absolute discretion, up to eight such criteria, from the resource and procedural standards contained in Ocwen Financial's or Ocwen Bank's (as applicable) current servicing manual and attached to this Agreement on or prior to the Closing Date, as Exhibit A;

                  (v) the  agreement  to  forbear  with  respect to a failure to maintain a fidelity bond under Section 5.08 of the Pooling and Servicing Agreements and Section 3.09 of the Series 1998-H1
             Servicing Agreement shall only be effective at such times as the Master Servicer does not collect, process or otherwise handle any monies and the Subservicer does maintain fidelity bonds and errors and omissions policies as required therein; and

                  (vi) the  agreement  to  forbear  with  respect  to failure to provide annual reports as required by Section 5.17 of the Pooling and Servicing Agreements and Section 3.15 of the Series 1998-H1 Servicing Agreement shall only be effective so long as the Subservicer provides the reports required therein with respect to the Subservicer;

         provided, however, that the Trustee and MBIA agree that Reorganized SPFC, as Master Servicer, shall be entitled to a period of 30 days following any failure by the Subservicer to meet the conditions contained in subsections (iii) or (iv) above to cure such breach or cause Subservicer to cure such breach. Without limiting the following sentence, the parties agree that time is of the essence in any transition to a successor subservicer, and shall cooperate with each other if the breach is to be cured through the replacement of the Subservicer. In the case of replacement, MBIA and the Trustee agree to forbear from removing Reorganized SPFC as Master Servicer for so long as MBIA is satisfied, in its reasonable business judgment, that Reorganized SPFC is using its reasonable efforts to cause a successor subservicer to be identified and performing in a timely manner and MBIA agrees, in the event it is not so satisfied, to give Reorganized SPFC 30 days' written notice and opportunity to cure in advance of removing Reorganized SPFC as Master Servicer.

             (d) Enforcement of Remedies. Upon expiration of the term of any forbearance and any applicable cure period under this Section, (i) each of the parties hereby agrees that MBIA has the right to terminate all the rights of Reorganized SPFC as Master Servicer under the Pooling and Servicing Agreement for each of the related Transactions and, subject to any rights of certificate holders, to cause all authority and power of Reorganized SPFC as Master Servicer under each such Pooling and Servicing Agreement to pass to and be vested in the Trustee, or its designee approved by MBIA, and (ii) each of the parties (other than the Trustee) agrees not to contest, challenge or object in any way to MBIA's exercise at any time of any such right or remedy.

             (e) Acquisition of Additional Master Servicing. The Trustee and MBIA agree to consent to Reorganized SPFC (or any successor) as a successor master servicer under the terms of any Pooling and Servicing Agreement for Transactions for which SPFC is not currently acting as Master Servicer provided (i) Reorganized SPFC (or any successor) is in compliance with the terms of this Agreement and each Pooling and Servicing Agreement under which Reorganized SPFC acts as Master Servicer (otherwise than as contemplated by subsection (c)), (ii) the Subservicer is in compliance with the conditions for forbearance under this Section, (iii) the Subservicer is obligated to subservice the related Mortgage Loans pursuant to the terms of the Subservicing Agreement, and (iv) the Purchaser owns a substantial economic interest (as determined by MBIA) in the Residual Interests for the related Transaction.

         7.  REMIC  Reporting   Matters.   The  Trustee,   in  its  capacity  as
             --------------------------
administrator of each of the REMICs related to the Trusts, has consented to use certain methodologies, described in Schedule 7 relating to the calculation of the taxable income of the REMICs (the "Methodologies"), and has agreed to sign amended federal income tax returns in respect of certain of the REMICs and future returns for the REMICs (collectively, the "Returns") that reflect the use of the Methodologies. The Trustee, in its capacity as administrator of the REMICs, agrees to sign the Returns upon satisfaction of the following conditions: (a) receipt of an opinion of counsel satisfactory to the Trustee that the Methodologies are permissible under the REMIC Provisions and that the preparation and filing of Returns reflecting the use of the

Methodologies will have no adverse effect on the status of any REMIC as a REMIC and (b) receipt of a written opinion of a nationally-recognized tax and financial accounting firm acceptable to the Trustee that the use of the Methodologies in preparation of the Returns does not constitute a change in accounting method requiring notice to or consent of the Internal Revenue Service. The parties further agree that (unless the Trustee agrees otherwise) all Returns and other required schedules will be prepared for the Trustee's signature by a nationally-recognized tax and financial accounting firm acceptable to the Trustee as a paid preparer of such Returns and other required schedules. Reorganized SPFC agrees to bear all costs and expenses associated with the preparation of such Returns and other required schedules by the paid preparer.

         8.  Releases of the Trustee and MBIA; Waiver by Trustee.
             ---------------------------------------------------
             (a) Release. SPFC (and the Liquidating Trust as successor), Reorganized SPFC, and the Purchaser hereby jointly and severally irrevocably and absolutely release, remise, acquit, and discharge each of the Trustee and MBIA, their respective affiliates, and each of their respective current and former officers, directors, employees, attorneys, agents, consultants, shareholders, successors and assigns from and of any and all claims, demands, causes of action, actions, liabilities, damages, losses, expenses and costs, of any kind or nature whatsoever, absolute or contingent, matured or unmatured, liquidated or unliquidated, now known or subsequently discovered, that (a) arise out of or in any way relate to the settlement set forth herein and/or the transactions contemplated hereby (other than the performance by the Trustee and MBIA of their obligations under this Agreement), (b) relate to the Trustee's or MBIA's performance (or failure to perform) pursuant to the terms of the Pooling and Servicing Agreements prior to the Closing Date, to the extent resulting from any failure to perform by SPFC as Master Servicer, and/or (c) are identified on Schedule 6 hereto. The parties hereto hereby agree to amend each of the Pooling and Servicing Agreements for the Transactions to require the following:
         (a) that any subsequent purchaser of any Residual Interests in any Trust provide the foregoing release, mutatis mutandis, and (b) that a restrictive legend regarding the foregoing be placed on any and all certificated Residual Interests. Each of SPFC and the Purchaser hereby represents and warrants that it is not currently aware of any other claims against the Trustee or MBIA.

             (b) Waiver. The Trustee hereby waives its rights and any claims it may have under the indemnity covenants in Sections 9.05(d) and 10.03(b) of the Pooling and Servicing Agreements and Section 5.06(b) of the Series 1998-H1 Servicing Agreement with respect to any event occurring prior to the Closing Date.

         9. Consent to Assumption and Partial Withdrawal of the Trustee's Proofs
            --------------------------------------------------------------------
of Claim. Subject to and conditioned upon the full and complete  satisfaction of
--------
the Conditions Precedent specified in Section 10, the Trustee shall consent to the assumption of the Pooling and Servicing Agreements for the Transactions and withdraw the Trustee's Proofs of Claim related to the Breaches, and MBIA shall withdraw its proofs of claim. Further, all obligations of SPFC, Reorganized SPFC, and Purchaser arising out of the rejection of the Mortgage Loan Purchase Agreements and the Insurance Agreements and Indemnification Agreements, shall be only as expressly set forth in this Settlement Agreement. The Trustee and MBIA, and their successors in interest, waive and shall be forever estopped from asserting any claim or demand arising out of such rejections or in any way related to the Breaches, subject to Section 14 and otherwise except as expressly set forth in this Settlement Agreement.

         10. Conditions  Precedent to the  Obligations  of the Trustee and MBIA
             ------------------------------------------------------------------
Hereunder.  The  obligations of the Trustee and MBIA under this Agreement  shall
---------
not arise until each of the following conditions (the "Conditions Precedent") is satisfied (or waived) to the reasonable satisfaction of the Trustee and MBIA, as evidenced by an officer's certificate from each of the Trustee and MBIA to such effect:

             (a) The Plan and the related disclosure provide an accurate and adequate summary of the terms of this Settlement Agreement and otherwise are reasonably satisfactory to the Trustee and MBIA;

             (b) Notice is provided to each holder of any Class A Certificate or Note and any other holders of interests in the related Trusts of the terms of this Settlement Agreement, and the Bankruptcy Court issues an order approving the terms of this Settlement Agreement, each of which notice and order is in form and substance acceptable to the Trustee and MBIA, in their sole and absolute discretion;

             (c) The Confirmation Order is in form and substance acceptable to the Trustee and MBIA in their sole and absolute discretion, and either
         (i) becomes a Final Order, or (ii) an opinion (satisfactory to the Trustee, MBIA and the Purchaser in form and substance) of counsel for SPFC concluding that consummation of the Plan will effectively moot any appeal from the Confirmation Order has been delivered to the Trustee, MBIA and the Purchaser;

             (d) An assumption agreement executed and delivered by the Liquidating Trust in form and substance acceptable to MBIA and the Trustee, pursuant to which the Liquidating Trust assumes its obligations hereunder;

             (e) SPFC and/or the Liquidating Trust have repurchased the Critical Exception Mortgage Loans as to which the corresponding Breaches have not been cured in accordance with Section 2 of this Agreement;

             (f) The Trustee and MBIA have reviewed and approved, in their sole and absolute discretion, the Subservicer (if other than Ocwen Financial or Ocwen Bank) and the terms of the Subservicing Agreement;

             (g) Delivery of Exhibit A described in sub-paragraph 6(c)(iv);

             (h) The procedures for transfer of servicing of the Mortgage Loans to the Subservicer have been presented to MBIA and MBIA has consented to such procedures, which consent shall not unreasonably be withheld; and

             (i) SPFC and/or the Purchaser have delivered opinions of counsel regarding the due authorization, execution, delivery and enforceability of this Agreement with respect to each of SPFC, Reorganized SPFC and the Purchaser and an opinion of counsel for the Liquidating Trust regarding the due authorization, execution, delivery and enforceability of the assumption agreement referred to in subparagraph (d).

         11. Opinions of Counsel to Trustee and MBIA. The  obligations of SPFC,
             ---------------------------------------
Reorganized SPFC and Purchaser hereunder shall not arise until each of the Trustee and MBIA delivers an opinion of counsel regarding the due authorization, execution, delivery and enforceability of this Agreement with respect to such party.

         12. Continuing Representations, Warranties and Covenants.
             ----------------------------------------------------
             (a) Notwithstanding the rejection of any Insurance Agreement, Reorganized SPFC hereby represents, warrants and covenants as follows:

                  (i) Upon the request of MBIA,  Reorganized SPFC shall furnish, with reasonable promptness, any financial data, financial reports and other data relating to Reorganized SPFC or the Subservicer as MBIA may reasonably request.

                  (ii) Reorganized SPFC shall,  upon the request of MBIA, permit
             MBIA, or its authorized agent, at reasonable times and upon reasonable notice, to inspect the books and records of Reorganized SPFC and the Subservicer as they may relate to the Class A Certificates, the Mortgage Loans and Reorganized SPFC's obligations under the Transaction Documents and to discuss matters relating to the Class A Certificates, the Mortgage Loans or Reorganized SPFC's obligations under the Transaction Documents with an appropriate authorized officer of Reorganized SPFC.

                  (iii) Reorganized  SPFC  shall  promptly  deliver to MBIA any
             Notice of Material Event (as defined in the Insurance Agreement).

                  (iv) Except as permitted in this  Agreement or the Pooling and
             Servicing Agreement, Reorganized SPFC, in its capacity as Master Servicer, shall not take any action, or fail to take any action, if such action or failure to take action will have a material adverse effect on MBIA's ability to enforce its rights under any of the Transaction Documents.

             (b) Reorganized SPFC shall either enter into new custodial arrangements for the Mortgage Loans with the same fee schedule as the existing schedule or assume all obligations of SPFC to pay fees and costs related to existing custodial arrangements for the Mortgage Loans. In either event, SPFC will pay all fees due and payable before the Closing Date.

             (c) SPFC (or the Liquidating Trust as successor) shall continue to provide to the Trustee all release requests as required under any Pooling and Servicing Agreement for any Mortgage Loans paid off or otherwise subject to release through the Closing Date (and shall pay all fees associated with such releases), assisted as required and as customary by the Trustee.

         13.  Representations  and  Warranties.   Each  of  the  Parties  hereby
              --------------------------------
represents and warrants that each of the following statements is true and accurate as of the date hereof:

             (a) This Agreement has been duly authorized and validly executed and delivered by such party and constitutes such party's legal, valid and binding obligation, enforceable against such party in accordance with its terms;

             (b) Subject, in the case of SPFC, to the authority of the Bankruptcy Court, such party is not subject to any restriction, agreement or law, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority that, with or without the giving of notice, the passage of time or both, would prohibit, contravene, be violated by, or be inconsistent with the execution, delivery and performance by such party of this Agreement or the consummation of the transaction effected hereby or contemplated herein; and

             (c) There is no action, suit or proceeding pending or, to the best of such party's knowledge and belief, threatened against such party that questions the validity of, in any way legally impairs, or seeks to enjoin or otherwise prevent the execution, delivery and/or performance by such party of this Agreement or, if adversely determined, would have a material adverse effect on such party's ability to perform his or its, as the case may be, obligations hereunder.

         14. No Exception  Loss; No Other Breaches.  SPFC hereby  represents and
             -------------------------------------
warrants that to its best knowledge there has not been any loss prior to the date hereof and there will be no loss as of the Closing Date which would be defined as an "Exception Loss" within the meaning of paragraph 3(b) if it occurred after the Closing Date. SPFC hereby represents and warrants to each of the Trustee and MBIA that SPFC is not aware of any breach of any representation or warranty of SPFC or any affiliate of SPFC under any Pooling and Servicing Agreement or any Mortgage Loan Purchase Agreement other than the Breaches resulting directly from SPFC's bankruptcy, or dealt with in this Agreement. MBIA and the Trustee represent that they are not aware of any such additional breaches. The Trustee and MBIA hereby acknowledge and agree that the representations and warranties contained in this Section are made by SPFC and not by Reorganized SPFC, and that the recourse of the Trustee and MBIA hereunder is limited to a claim against the Liquidating Trust.

         15. Transfer  of  Servicing;  No  Acquisition.  In the event  SPFC and
             -----------------------------------------
Purchaser fail to consummate the Acquisition, SPFC agrees as follows:

             (a) SPFC shall enter into a Subservicing Agreement to be executed and effective no later than September 30, 1999, which Subservicing Agreement shall comply with the requirements of the related Pooling and Servicing Agreements and provide for the transfer of servicing with respect to all related Mortgage Loans for which SPFC acts as Master Servicer.

             (b) "Good-bye letters" notifying borrowers of the transfer of servicing to the Subservicer shall be mailed no later than September 30, 1999.

             (c) Transfer of servicing of all related Mortgage Loans to the Subservicer shall be completed no later than October 31, 1999.

             (d) If SPFC fails to fulfill any of the obligations set forth in subscections (a) through (c) above, (i) each of the parties hereby agrees that MBIA has the right to terminate all the rights of SPFC, or any successor, as Master Servicer under the Pooling and Servicing Agreement for each of the related Transactions or Additional Insured Transactions, as applicable, and, subject to the rights of the certificate holders, to cause all authority and power of SPFC, or any successor, as Master Servicer under each such Pooling and Servicing Agreement to pass to and be vested in the Trustee, or its designee approved by MBIA, and (ii) each of the parties (other than the Trustee) agrees (A) not to contest, challenge or object in any way to MBIA's exercise at any time of any such right or remedy, (B) irrevocably and absolutely to waive and cooperate to obtain, at MBIA's expense, any necessary relief from the automatic stay under the Bankruptcy Code or other impediment to exercise of any remedy against SPFC and (C) to join with MBIA and the Trustee, at MBIA's request and expense, in asking any court of competent jurisdiction (including, without limitation, the Bankruptcy Court) to approve any such action at any and all times.

             (e) It shall secure an order approving the waiver of the automatic stay of Section 362(a) of the Bankruptcy Code, as set forth in Section 15 hereof, to be entered by the Bankruptcy Court on or before July 7, 1999 and to become a Final Order.

If SPFC and Purchaser fail to consummate the Acquisition, Reorganized SPFC under this Agreement shall mean SPFC and Purchaser shall have no obligation of any nature whatsoever under this Agreement or otherwise with respect to the subject matter of this Agreement.

         16. Attorneys' Fees. In the event any litigation,  arbitration or other
             ---------------
proceeding is commenced by a party hereto against one or more of the other parties hereto for purposes of enforcing the terms of this Agreement, the prevailing party in such litigation, arbitration or other proceeding shall be entitled to recover its attorneys' fees and expenses from the non-prevailing party or parties in such litigation, arbitration or other proceeding.

         17. Consent to Jurisdiction. Each of the parties hereby agrees that all
             -----------------------
actions, suits or other proceedings arising out of or relating in any way to this Agreement may, but need not, be brought in the Bankruptcy Court. Each of the parties hereby knowingly, voluntarily, intelligently, absolutely and irrevocably waives and agrees not to assert any objection it may now or hereafter have to the laying of venue of all actions, suits or proceedings arising out of or relating in any way to this Agreement in the Bankruptcy Court and irrevocably submits to the jurisdiction of the Bankruptcy Court for such purposes. Each of the parties hereby knowingly, voluntarily, intelligently, absolutely and irrevocably waives and agrees not to assert in any such action, suit or proceeding that it is not subject to the personal jurisdiction of the Bankruptcy Court or that the action, suit or proceeding should be transferred to a different venue under forum non conveniens principles or statutes embodying such principles.

         18. Amendment.  This Agreement may be amended from time to time by the
             ---------
parties hereto pursuant to a written agreement signed by the parties hereto.

         19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
             -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         20. Notices. All demands, notices and communications hereunder shall be
             -------
in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows, or such other address as may be furnished by proper notice as described herein (facsimile numbers are provided below for convenience of communication and not as an alternative means of delivery of notice):

         SPFC:              Southern Pacific Funding Corporation
         ----               One Centerpointe Drive, Suite 551
                            Lake Oswego, Oregon 97035
                            Attention: Mr. Kevin D. Padrick
                            Facsimile No.: (503) 598-0662

         Trustee:           Norwest Bank Minnesota, National Association
         -------            11000 Broken Land Parkway
                            Columbia, Maryland 21044-3562
                            Attention:  Mr. Brian W. Bartlett
                            Facsimile No.: (410) 884-2363

         MBIA:              MBIA Insurance Corporation
         ----               113 King Street
                            Armonk, NY 10504
                            Attention:  Mr. Stephen G. Holliday
                            Facsimile No.: (914) 765-3810

         Purchaser and      The Goldman Sachs Group, Inc.
         Reorganized SPFC:  85 Broad Street
         ----------------   New York, NY 10004
                            Attention:  Mr. Marvin Kabatznick
                            Facsimile No.: (212) 346-3568
                            Attention:  Jay Strauss, Esq.
                            Facsimile No.:  (212) 902-3876

         21. Relationship of Parties.  Nothing herein contained shall be deemed
             -----------------------
or construed to create a partnership or joint venture between the parties hereto.

         22. Counterparts.  This  Agreement  may be  executed  in  one or  more
             ------------
counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

         23. Term. The term of this Agreement shall extend until satisfaction of
             ----
all obligations of the parties hereunder and until payment in full of any and all amounts required to be paid hereunder or under the terms of any Pooling and Servicing Agreement.

         24. Entire Agreement;  Amendment. This Agreement constitutes the entire
             ----------------------------
agreement and understanding between the parties concerning the subject matter hereof and supersedes and terminates all prior written and oral agreements, proposals, promises and representations of the parties respecting the subject matter hereof. No representation or promise hereafter made, nor any modification or amendment of this Agreement, shall be binding upon either party, unless made in writing and signed by the parties hereto.

         25. Assignment;  Binding Effect.  None of the parties hereto may assign
             ---------------------------
its rights hereunder or delegate its duties and obligations hereunder without the express prior written consent of each of the Trustee and MBIA. Subject to all terms and conditions hereof, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer thereunto as of the day and year first above written.

                      SOUTHERN PACIFIC FUNDING CORPORATION


                      By:    /s/ Kevin D. Padrick
                             -----------------------------
                      Name:  Kevin D. Padrick
                      Title: President


                      NORWEST BANK MINNESOTA, NATIONAL ASSOCATION


                      By:    /s/ E. M. Frere, Jr.  6/18/99
                             -----------------------------
                      Name:  Edward M. Frere, Jr.
                      Title: Vice President


                      MBIA INSURANCE CORPORATION


                      By:    /s/ John D. Lohrs
                             -----------------------------
                      Name:  John D. Lohrs
                      Title: Managing Director


                      THE GOLDMAN SACHS GROUP, INC.


                      By:    /s/ Robert Christie
                             -----------------------------
                      Name:  Robert Christie
                      Title: Managing Director

         The following schedules have been omitted and will be furnished supplementally to the Commission by the registrant upon request:

               Schedule 1      List of Pooling and Servicing Agreements

               Schedule 2      List of Mortgage Loan Purchase Agreements

               Schedule 3      List of Critical Exception Loans

               Schedule 4      List of Phantom Loans

               Schedule 5      List of Oceanmark Loans

               Schedule 6      List of Claims Against Trustee

               Schedule 7      Methodologies re Calculating REMIC Taxable Income